UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 12, 2005 (December 9, 2005)
ZIX CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-17995 (Commission file number)	75-2216818 (I.R.S. employer identification number)
2711 North Haskell Avenue, Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities
ITEM 7.01 Regulation FD Disclosure
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Amendment to Amended and Restated Convertible Note Due 2005-2008 - Omicron Master Trust
Amendment to Amended and Restated Convertible Note Due 2005-2008 - Amulet Limited
Press Release

ITEM 3.02 Unregistered Sales of Equity Securities
ITEM 7.01 Regulation FD Disclosure
     Redemption of Convertible Notes
     As previously reported by Zix Corporation (the “Company”), pursuant to a Purchase Agreement between the Company and Omicron Master Trust, and a substantially similar Purchase Agreement between the Company and Amulet Limited (referred to herein, together with Omicron Master Trust, as the “Investors”), each dated as of November 1, 2004, as amended (referred to herein, collectively, as the “Purchase Agreements”), the Company issued to the Investors an aggregate of $20 million principal amount of its convertible notes due 2005-2008 and common stock purchase warrants.
     Under the terms of the Purchase Agreements, the Company agreed to redeem with shares of its common stock two installments of the convertible notes, representing in the aggregate $10 million principal amount of the convertible notes on or before December 31, 2005. The Company has previously announced the redemption of $3.84 million principal amount of the notes (plus a 5 percent premium and accrued interest, aggregating approximately $4.1 million, as required by the notes) by issuing approximately 2.052 million shares of its common stock. As previously reported, the Company may effect the redemption, in whole at any time, or in part from time to time, on or before the scheduled December 31, 2005 redemption date.
      As of December 9, 2005, the Company completed the redemption of an additional approximate $4.21 million principal amount of the notes (plus a 5 percent premium and accrued interest, aggregating approximately $4.7 million, as required by the notes) by issuing approximately 2.86 million shares of its common stock.
     Additionally, as of December 9, 2005, the Company redeemed in cash approximately $1.95 million principal amount of the note held by one of the Investors (plus a five percent premium and accrued interest, approximating $2.1 million). In connection with this cash redemption, as required by the terms of the note, as amended, the Company will issue to the Investor a warrant covering 145,032 shares of the Company’s common stock at an exercise price of $5.38 per share.
     The cash redemption, when coupled with the aforementioned stock redemptions, completes the redemption of the $10 million principal amount of the convertible notes required to be redeemed by December 31, 2005. The $5 million notes principal amount to be redeemed by October 31, 2005, was fully redeemed using the Company’s common stock shares.
     In connection with the foregoing redemptions, the Company and the Investors agreed to certain amendments to the terms of the convertible notes and related agreements, as set forth in the agreements filed as exhibits 4.1 and 4.2 attached hereto.

     Registration Rights
     Contemporaneously with the redemption of a portion of the convertible notes, one of the Investors informed the Company that it has sold a portion of the shares issued to it in the stock redemptions described above to certain purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, and assigned its registration rights to such purchasers. The purchasers of these redemption shares shall have the right to require the Company to file a registration statement with the Securities and Exchange Commission covering the resale of such redemption shares, and the Company anticipates filing such a registration statement in the near term.
     Repricing of Existing Warrants
     Also, as previously reported, the warrants to purchase common stock originally issued to the Investors, currently covering 1,115,244 shares of common stock, are required by their terms to be amended such that the exercise price for a pro-rata portion of the warrants, based on the portion of the notes redeemed, will be reduced to the average price of the common stock used to redeem the notes. As a result of the recently completed stock redemption, the exercise price of warrants covering 217,550 and 125,914 shares will be reduced to $1.44 per share and $1.69 per share. The exercise price of warrants covering 118,672 and 87,442 shares was previously reduced to $2.15 per share and $1.82 per share, respectively, as a result of redemptions of the convertible notes previously completed and announced by the Company in late September 2005 and early November 2005. The remaining 565,666 warrant shares originally issued to the Investors have an exercise price of $5.38 per share. See the discussion below under “Share Limitations” describing certain limitations on the ability of the holders of the warrants to exercise the warrants.
     Security Arrangements for the Notes; Cash Balance Requirement
     As previously reported, the convertible notes are secured by a first, perfected security interest in certain cash collateral placed in a restricted, segregated collateral account. The Company and the Investors have agreed that the amount of cash collateral required to be maintained in this account is approximately $7.94 million, and once the aggregate principal amount then owing under the notes (currently $10 million) is reduced from $10 million to $7.94 million, the amount required to be maintained in the collateral account will reduce on a dollar-for-dollar basis as the principal amount owing reduces below $7.94 million. The cash collateral is not accessible for use by the Company until such time as it is released.
     Separately, the Company is required to maintain cash (including the cash collateral held in the collateral account) and cash equivalents equal to $9 million through November 2, 2006, and $5 million thereafter for so long as the convertible notes are outstanding.
     Share Limitations
     As previously reported, to comply with NASDAQ rules, the transaction documents originally entered into with the Investors in connection with the sale and issuance of the convertible notes and related warrants provided that the aggregate number of shares issued under the convertible notes and related warrants and otherwise in connection with the transaction could not exceed 19.9% (the “Share Cap”) of the number of outstanding shares of the Company’s common stock (measured as of the date of the purchase agreement relating to the transaction). The number of shares of the Company’s common stock previously issued to effect the note redemptions plus the shares previously issued to pay accrued interest on the notes, when aggregated with the number of shares of the Company’s common stock issuable upon conversion of the remaining $10 million principal amount of the notes and exercise of the related warrants, including warrants for 166,667 shares issued to the placement agent for the original transaction, exceeds the Share Cap. Accordingly, with respect to one of the Investors, no additional shares of the Company’s common stock may be issued to pay accrued interest on the convertible notes or to fulfill conversions of the convertible notes or upon exercise of warrants issued to that Investor (which exercises and conversions would require 1,486,990 shares) unless and until the Company’s shareholders vote to remove the Share Cap. With respect to the other Investor, even though there are shares available within the Share Cap for this Investor, because of restrictions in the convertible note the Company may not issue additional shares of its common stock to pay accrued interest on the convertible note held by that Investor, without that Investor’s consent, unless and until the Company’s shareholders vote to approve issuance of shares in excess of the Share Cap. In addition, for the latter Investor, 1,156,429 shares remain available to fulfill conversions of the convertible notes and exercises of the warrants held by that Investor in comparison to an aggregate of 1,632,022 shares that are required to fulfill note conversions and warrant exercises, for a deficiency of 475,593 shares.
     The Company is obligated, pursuant to agreements with the Investors, to convene a meeting of the Company’s shareholders before May 1, 2006, to seek the vote of the Company’s shareholders to approve the issuance of shares in excess of the Share Cap, thus enabling the Company to issue shares of its common stock to pay interest on the notes, the conversion or redemption of the remaining outstanding principal amount of the notes, and the exercise of the related warrants.
     Because of the current operation of the Share Cap, the Investors have the right, exercisable by notice to the Company, to require the Company to redeem in cash the outstanding principal amount of the notes, currently $10 million, plus a 5% premium, plus accrued interest. The Investors have agreed to refrain from exercising this right of redemption until following the shareholder meeting described in the preceding paragraph. The Investors will have the right to exercise this right of redemption, regardless of whether or not the Company’s shareholders vote to approve the issuance of shares in excess of the Share Cap.
     A copy of the press release covering the subject matter of this filing on Form 8-K issued by the Company on Monday, December 12, 2005, is filed as Exhibit 99.1 attached hereto.

ITEM 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

4.1	Amendment No. 2, dated as of December 9, 2005, by and between Zix Corporation and Omicron Master Trust Relating to Amended and Restated Convertible Note Due 2005 — 2008 and Amended and Restated Common Stock Purchase Warrant.

4.2	Amendment No. 2, dated as of December 9, 2005, by and between Zix Corporation and Amulet Limited Relating to Amended and Restated Convertible Note Due 2005 — 2008 and Amended and Restated Common Stock Purchase Warrant.

99.1	Press Release issued by Zix Corporation on December 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: December 12, 2005	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS
Exhibit No.       Description
4.1	Amendment No. 2, dated as of December 9, 2005, by and between Zix Corporation and Omicron Master Trust Relating to Amended and Restated Convertible Note Due 2005 — 2008 and Amended and Restated Common Stock Purchase Warrant.

4.2	Amendment No. 2, dated as of December 9, 2005, by and between Zix Corporation and Amulet Limited Relating to Amended and Restated Convertible Note Due 2005 — 2008 and Amended and Restated Common Stock Purchase Warrant.

99.1	Press Release issued by Zix Corporation on December 12, 2005.